EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 333-38372) pertaining to the F.N.B. Corporation Progress Savings 401(k) Plan of our report dated June 18, 2001, with respect to the financial statements and schedules of the F.N.B. Corporation Progress Savings 401(k) Plan included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

                                                       /s/Ernst and Young LLP

Birmingham, Alabama
June 25, 2001